Exhibit 99.1

McEwen Mining Announces Closing of US$50 Million Public Offering

TORONTO, November 22, 2019 – McEwen Mining Inc. (the “Company” or “McEwen”) (NYSE: MUX) (TSX: MUX) is pleased to announce that it has closed the previously announced underwritten public offering of 37,750,000 units, each unit consisting of one share of common stock and one half of one warrant to purchase one share of common stock, at a public offering price of $1.325 per unit for aggregate gross proceeds of approximately US$50,000,000. Each full warrant is exercisable for one share of common stock with an exercise price of $1.7225 per share and are exercisable immediately and for five years following issuance. The Company has granted to the underwriters a 30-day option to purchase up to an additional 5,662,500 shares of common stock and/or additional warrants to purchase up to 2,831,250 shares of common stock at the public offering price per share and per warrant, less the underwriting discounts and commissions. On November 21, 2019, the underwriters exercised their option to purchase the additional warrants in full, which were issued at the closing.

Roth Capital Partners and Cantor Fitzgerald Canada Corporation acted as joint book-running managers for the offering. The Company intends to use the net proceeds from the offering for advancing its current mining projects and exploration prospects, for additional operating capital and for general working capital purposes.

The securities described above were offered pursuant to a registration statement on Form S-3 (file no. 333-224476) that was filed in the United States with the Securities and Exchange Commission (the “SEC”) and declared effective on July 6, 2018 and in Canada. McEwen filed a final prospectus supplement with the SEC in connection with the offering and a Canadian final prospectus supplement under the “northbound” multi-jurisdictional disclosure system with securities regulatory authorities in each of the provinces of Canada other than Quebec. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting the SEDAR website at www.sedar.com. Copies of the final prospectus supplement and the accompanying prospectus related to the offering may also be obtained in the U.S. by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Prospectus Department, by calling (800) 678-9147 or in Canada by contacting Cantor Fitzgerald Canada Corporation, Attention: Equity Capital Markets, 181 University Avenue, Suite 1500, Toronto, ON, M5H 3M7 by emailing ecmcanada@cantor.com or in the U.S. by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor, New York, NY 10022 by emailing prospectus@cantor.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 400.3 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 20% of the shares.

McEwen Mining Inc.	Page 1

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release and the related prospectuses and documents incorporated by reference therein contain certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, the Company's estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof, or included in the related prospectuses and documents incorporated by reference therein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See the prospectuses and documents incorporated by reference therein, including in the McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release and the related prospectuses and documents incorporated by reference therein are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION: Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining Inc.	Page 2